EXHIBIT 10.8



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                                 PROMISSORY NOTE



$224,700.00                                              Date: December 31, 1996


         FOR VALUE RECEIVED, I, waiving grace and protest, promise to pay to the order of Pre-Paid Legal Services, Inc., an Oklahoma corporation (the "Payee"), at 321 East Main Street, Ada, Oklahoma, (or at such other place as the Payee may designate in writing) the principal sum of Two Hundred Twenty Four Thousand Seven Hundred dollars ($224,700.00) together with interest from December 31, 1996, on the unpaid principal at the rate of eleven and one-half percent (11.5%) annually.

         The unpaid principal and accrued interest shall be payable in full on December 31, 1998 (the "Due Date"). All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

         The undersigned agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, the undersigned will pay to the holder its reasonable attorney's fees, together with all court costs and other expenses of collection paid by such holder.

         The Promisor reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

         No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor(s). All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

         This Note shall be construed in accordance with the laws of the State of Oklahoma.

         If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

         All payments of principal and interest on this Note shall be paid in the legal currency of the United States.



                                      Effective the 31st day of December, 1996,


                                      By:  /s/ Wilburn L. Smith
                                      -----------------------------------------
                                           Wilburn L. Smith
                                                                   ("Promisor")